Exhibit 99.1

Power Integrations Reports Second-Quarter Financial Results

Revenues increased 15 percent sequentially to $102.9 million

GAAP earnings were $0.37 per diluted share; non-GAAP earnings were $0.56 per diluted share

SAN JOSE, Calif.--(BUSINESS WIRE)--July 25, 2019--Power Integrations (Nasdaq: POWI) today announced financial results for the quarter ended June 30, 2019. Net revenues for the second quarter were $102.9 million, up 15 percent from the prior quarter and down six percent from the second quarter of 2018. Net income was $10.8 million or $0.37 per diluted share compared to $0.25 per share in the prior quarter and $0.51 in the second quarter of 2018. Cash flow from operations was $19.4 million for the second quarter.

In addition to its GAAP results, the company provided certain non-GAAP measures that exclude stock-based compensation, amortization of acquisition-related intangible assets and the tax effects of these items. Non-GAAP net income for the second quarter of 2019 was $16.7 million or $0.56 per diluted share, compared with $0.41 per diluted share in the prior quarter and $0.74 per diluted share in the second quarter of 2018.

Power Integrations paid a dividend of $0.17 per share on June 28, 2019. A dividend of $0.17 per share will be paid on September 30, 2019 to stockholders of record as of August 30, 2019.

Commented Balu Balakrishnan, president and CEO of Power Integrations: “We saw strong sequential revenue growth in the second quarter driven by new fast-charging designs for smartphones as well as growth in appliances and high-power gate drivers for renewable-energy and power-grid applications. While trade issues continue to be a source of uncertainty, we are encouraged by recent trends in bookings and distribution sell-through, and we expect a return to year-over-year growth in the third quarter.”

Financial Outlook

The company issued the following forecast for the third quarter of 2019:

  Revenues are expected to be $114 million plus or minus $3 million.
  GAAP gross margin is expected to be between 50.5 percent and 51 percent. Non-GAAP gross margin is expected to be between 51.5 percent and 52 percent. (The difference between the expected GAAP and non-GAAP gross margins is composed of approximately 0.7 percentage points from amortization of acquisition-related intangible assets and 0.3 percentage points from stock-based compensation.)
  GAAP operating expenses are expected to be between $42.5 million and $43 million; non-GAAP operating expenses are expected to be between $36.5 million and $37 million. (Non-GAAP expenses are expected to exclude approximately $5.6 million of stock-based compensation and $0.4 million of amortization of acquisition-related intangible assets.)

Conference Call Today at 1:30 p.m. Pacific Time

Power Integrations management will hold a conference call today at 1:30 p.m. Pacific time. Members of the investment community can join the call by dialing 1-647-689-4187. The call will also be available on the investor section of the company's website, http://investors.power.com.

About Power Integrations

Power Integrations, Inc. is a leading innovator in semiconductor technologies for high-voltage power conversion. The company’s products are key building blocks in the clean-power ecosystem, enabling the generation of renewable energy as well as the efficient transmission and consumption of power in applications ranging from milliwatts to megawatts. For more information please visit www.power.com.

Note Regarding Use of Non-GAAP Financial Measures

In addition to the company's consolidated financial statements, which are presented according to GAAP, the company provides certain non-GAAP financial information that excludes stock-based compensation expenses recorded under ASC 718-10, amortization of acquisition-related intangible assets and the tax effects of these items. The company uses these measures in its financial and operational decision-making and, with respect to one measure, in setting performance targets for compensation purposes. The company believes that these non-GAAP measures offer important analytical tools to help investors understand its operating results, and to facilitate comparability with the results of companies that provide similar measures. These non-GAAP measures have limitations as analytical tools and are not meant to be considered in isolation or as a substitute for GAAP financial information. For example, stock-based compensation is an important component of the company’s compensation mix, and will continue to result in significant expenses in the company’s GAAP results for the foreseeable future, but is not reflected in the non-GAAP measures. Also, other companies, including companies in Power Integrations’ industry, may calculate non-GAAP measures differently, limiting their usefulness as comparative measures. Reconciliations of non-GAAP measures to GAAP measures are attached to this press release.

Note Regarding Forward-Looking Statements

The above statements regarding the company’s forecast for its third-quarter financial performance and expectations for a return to year-over-year growth in the third quarter are forward-looking statements reflecting management's current expectations and beliefs. These forward-looking statements are based on current information that is, by its nature, subject to rapid and even abrupt change. Due to risks and uncertainties associated with the company's business, actual results could differ materially from those projected or implied by these statements. These risks and uncertainties include, but are not limited to: changes in global macroeconomic conditions, including changing tariffs and uncertainty regarding trade negotiations, which may impact the level of demand for the company’s products; potential changes and shifts in customer demand away from end products that utilize the company's integrated circuits to end products that do not incorporate the company's products; the effects of competition, which may cause the company’s revenues to decrease or cause the company to decrease its selling prices for its products; the outcome and cost of patent litigation, which may affect sales of the company’s products or could result in higher expenses and charges than currently expected; unforeseen costs and expenses; and unfavorable fluctuations in component costs or operating expenses resulting from changes in commodity prices and/or exchange rates. In addition, new product introductions and design wins are subject to the risks and uncertainties that typically accompany development and delivery of complex technologies to the marketplace, including product development delays and defects and market acceptance of the new products. These and other risk factors that may cause actual results to differ are more fully explained under the caption “Risk Factors” in the company's most recent Annual Report on Form 10-K, filed with the Securities and Exchange Commission (SEC) on February 13, 2019. The company is under no obligation (and expressly disclaims any obligation) to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by the rules and regulations of the SEC.

Power Integrations and the Power Integrations logo are trademarks or registered trademarks of Power Integrations, Inc.

POWER INTEGRATIONS, INC.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per-share amounts)

	Three Months Ended			Six Months Ended
	June 30, 2019	March 31, 2019	June 30, 2018	June 30, 2019	June 30, 2018
NET REVENUES	$102,865	$89,188	$109,482	$192,053	$212,563

COST OF REVENUES	51,293	43,714	53,248	95,007	102,785

GROSS PROFIT	51,572	45,474	56,234	97,046	109,778

OPERATING EXPENSES:
Research and development	19,269	17,946	17,898	37,215	35,379
Sales and marketing	12,815	12,590	13,022	25,405	25,596
General and administrative	9,334	8,390	9,220	17,724	18,234
Amortization of acquisition-related intangible assets	394	427	475	821	989
Total operating expenses	41,812	39,353	40,615	81,165	80,198

INCOME FROM OPERATIONS	9,760	6,121	15,619	15,881	29,580

OTHER INCOME	1,310	1,152	885	2,462	1,721

INCOME BEFORE INCOME TAXES	11,070	7,273	16,504	18,343	31,301

PROVISION FOR INCOME TAXES	225	40	1,123	265	1,720

NET INCOME	$10,845	$7,233	$15,381	$18,078	$29,581

EARNINGS PER SHARE:
Basic	$0.37	$0.25	$0.52	$0.62	$1.00
Diluted	$0.37	$0.25	$0.51	$0.61	$0.97

SHARES USED IN PER-SHARE CALCULATION:
Basic	29,297	28,951	29,505	29,125	29,651
Diluted	29,702	29,446	30,183	29,597	30,387

SUPPLEMENTAL INFORMATION:

Stock-based compensation expenses included in:
Cost of revenues	$273	$271	$292	$544	$541
Research and development	2,144	1,632	2,271	3,776	4,110
Sales and marketing	1,141	1,061	1,126	2,202	2,402
General and administrative	1,938	1,443	2,426	3,381	4,687
Total stock-based compensation expense	$5,496	$4,407	$6,115	$9,903	$11,740

Cost of revenues includes:
Amortization of acquisition-related intangible assets	$794	$794	$813	$1,588	$1,626

General & administrative expenses include:
Patent-litigation expenses	$2,282	$2,317	$2,019	$4,599	$3,916

REVENUE MIX BY END MARKET
Communications	24%	18%	20%	21%	20%
Computer	6%	5%	5%	6%	5%
Consumer	37%	39%	40%	38%	40%
Industrial	33%	38%	35%	35%	35%

POWER INTEGRATIONS, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP RESULTS
(in thousands, except per-share amounts)

	Three Months Ended			Six Months Ended
	June 30, 2019	March 31, 2019	June 30, 2018	June 30, 2019	June 30, 2018
RECONCILIATION OF GROSS PROFIT
GAAP gross profit	$51,572	$45,474	$56,234	$97,046	$109,778
GAAP gross margin	50.1%	51.0%	51.4%	50.5%	51.6%

Stock-based compensation included in cost of revenues	273	271	292	544	541
Amortization of acquisition-related intangible assets	794	794	813	1,588	1,626

Non-GAAP gross profit	$52,639	$46,539	$57,339	$99,178	$111,945
Non-GAAP gross margin	51.2%	52.2%	52.4%	51.6%	52.7%

RECONCILIATION OF OPERATING EXPENSES
GAAP operating expenses	$41,812	$39,353	$40,615	$81,165	$80,198

Less: Stock-based compensation expense included in operating expenses
Research and development	2,144	1,632	2,271	3,776	4,110
Sales and marketing	1,141	1,061	1,126	2,202	2,402
General and administrative	1,938	1,443	2,426	3,381	4,687
Total	5,223	4,136	5,823	9,359	11,199

Amortization of acquisition-related intangible assets	394	427	475	821	989

Non-GAAP operating expenses	$36,195	$34,790	$34,317	$70,985	$68,010

RECONCILIATION OF INCOME FROM OPERATIONS
GAAP income from operations	$9,760	$6,121	$15,619	$15,881	$29,580
GAAP operating margin	9.5%	6.9%	14.3%	8.3%	13.9%

Add: Total stock-based compensation	5,496	4,407	6,115	9,903	11,740
Amortization of acquisition-related intangible assets	1,188	1,221	1,288	2,409	2,615

Non-GAAP income from operations	$16,444	$11,749	$23,022	$28,193	$43,935
Non-GAAP operating margin	16.0%	13.2%	21.0%	14.7%	20.7%

RECONCILIATION OF PROVISION (BENEFIT) FOR INCOME TAXES
GAAP provision for income taxes	$225	$40	$1,123	$265	$1,720
GAAP effective tax rate	2.0%	0.5%	6.8%	1.4%	5.5%

Tax effect of adjustments to GAAP results	(837)	(799)	(559)	(1,636)	(1,348)

Non-GAAP provision for income taxes	$1,062	$839	$1,682	$1,901	$3,068
Non-GAAP effective tax rate	6.0%	6.5%	7.0%	6.2%	6.7%

RECONCILIATION OF NET INCOME PER SHARE (DILUTED)
GAAP net income	$10,845	$7,233	$15,381	$18,078	$29,581

Adjustments to GAAP net income
Stock-based compensation	5,496	4,407	6,115	9,903	11,740
Amortization of acquisition-related intangible assets	1,188	1,221	1,288	2,409	2,615
Tax effect of items excluded from non-GAAP results	(837)	(799)	(559)	(1,636)	(1,348)

Non-GAAP net income	$16,692	$12,062	$22,225	$28,754	$42,588

Average shares outstanding for calculation of non-GAAP net income per share (diluted)	29,702	29,446	30,183	29,597	30,387

Non-GAAP net income per share (diluted)	$0.56	$0.41	$0.74	$0.97	$1.40

GAAP net income per share	$0.37	$0.25	$0.51	$0.61	$0.97

POWER INTEGRATIONS, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30, 2019	March 31, 2019	December 31, 2018
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$99,491	$125,795	$134,137
Short-term marketable securities	130,275	92,901	94,451
Accounts receivable, net	25,468	20,545	11,072
Inventories	89,197	85,080	80,857
Prepaid expenses and other current assets	15,571	16,798	11,915
Total current assets	360,002	341,119	332,432

PROPERTY AND EQUIPMENT, net	112,939	113,713	114,117
INTANGIBLE ASSETS, net	18,920	20,073	21,152
GOODWILL	91,849	91,849	91,849
DEFERRED TAX ASSETS	5,184	5,733	6,906
OTHER ASSETS	31,495	28,018	22,241
Total assets	$620,389	$600,505	$588,697

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$35,985	$33,432	$31,552
Accrued payroll and related expenses	12,825	11,512	12,131
Taxes payable	579	706	933
Other accrued liabilities	5,945	5,271	3,750
Total current liabilities	55,334	50,921	48,366

LONG-TERM LIABILITIES:
Income taxes payable	9,006	8,789	8,652
Deferred tax liabilities	153	204	216
Other liabilities	12,031	9,290	4,391
Total liabilities	76,524	69,204	61,625

STOCKHOLDERS' EQUITY:
Common stock	28	28	28
Additional paid-in capital	134,443	127,769	126,164
Accumulated other comprehensive loss	(1,336)	(1,361)	(1,689)
Retained earnings	410,730	404,865	402,569
Total stockholders' equity	543,865	531,301	527,072
Total liabilities and stockholders' equity	$620,389	$600,505	$588,697

POWER INTEGRATIONS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended			Six Months Ended
	June 30, 2019	March 31, 2019	June 30, 2018	June 30, 2019	June 30, 2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$10,845	$7,233	$15,381	$18,078	$29,581
Adjustments to reconcile net income to cash provided by operating activities
Depreciation	4,821	4,610	4,760	9,431	9,691
Amortization of intangible assets	1,228	1,255	1,320	2,483	2,668
Loss on disposal of property and equipment	56	96	22	152	60
Stock-based compensation expense	5,496	4,407	6,115	9,903	11,740
Amortization of premium (accretion of discount) on marketable securities	(120)	(110)	114	(230)	376
Deferred income taxes	498	1,161	(760)	1,659	(900)
Increase (decrease) in accounts receivable allowances	237	(180)	12	57	17
Change in operating assets and liabilities:
Accounts receivable	(5,160)	(9,293)	10,872	(14,453)	9,938
Inventories	(4,117)	(4,223)	(5,616)	(8,340)	(11,737)
Prepaid expenses and other assets	615	(4,229)	1,753	(3,614)	(1,388)
Accounts payable	2,933	1,220	(7,509)	4,153	(7,276)
Taxes payable and other accrued liabilities	2,088	(871)	233	1,217	(344)
Net cash provided by operating activities	19,420	1,076	26,697	20,496	42,426

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(4,889)	(3,459)	(4,022)	(8,348)	(10,513)
Acquisition of technology licenses	(37)	(214)	-	(251)	(500)
Purchases of marketable securities	(49,631)	(4,793)	-	(54,424)	-
Proceeds from sales and maturities of marketable securities	12,635	6,787	37,987	19,422	90,353
Net cash provided by (used in) investing activities	(41,922)	(1,679)	33,965	(43,601)	79,340

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from issuance of common stock	1,178	4,500	978	5,678	5,635
Repurchase of common stock	-	(7,302)	(30,075)	(7,302)	(63,389)
Payments of dividends to stockholders	(4,980)	(4,937)	(4,705)	(9,917)	(9,480)
Proceeds from draw on line of credit	-	-	-	-	8,000
Payments on line of credit	-	-	-	-	(8,000)
Net cash used in financing activities	(3,802)	(7,739)	(33,802)	(11,541)	(67,234)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(26,304)	(8,342)	26,860	(34,646)	54,532

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	125,795	134,137	121,327	134,137	93,655

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$99,491	$125,795	$148,187	$99,491	$148,187

Contacts

Joe Shiffler
Power Integrations, Inc.
(408) 414-8528
joe@power.com